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                                  EXHIBIT 99.1
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PacificHealth Laboratories, Inc. Announces Acquisition of STRONG Research Corp.

Monday December 22, 8:02 am ET

MATAWAN, N.J.--(BUSINESS WIRE)--Dec. 22, 2003--PacificHealth Laboratories, Inc. (OTCBB: PHLI - News), an innovative nutrition technology company, reported today that it has acquired all the outstanding shares of STRONG Research Corp. ("STRONG"), a research-based educational sports nutrition company, in exchange for shares of PHLI common stock. Currently STRONG does not have any material revenues but is actively involved in the scientific education of athletes on proper nutrition utilizing leading Ph.D.-level scientists in sports nutrition. Assets acquired include certain intellectual properties that we expect to be useful in the marketing of sports nutrition products. Greg Horn, a Director of PHLI, is the principal shareholder of STRONG and will continue as an advisor to STRONG/PHLI.

About the Company:
PacificHealth Laboratories, Inc., Matawan, NJ, was founded in 1995 to develop and commercialize functionally unique nutritional products for sports nutrition, weight loss and Type 2 diabetes. To learn more about PacificHealth Laboratories, Inc., visit www.pacifichealthlabs.com; www.accelerade.com; www.satietrol.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

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Contact:
      o   Cameron Associates, New York
      o   Lester Rosenkrantz, 212-245-8800, ext. 212
      o   lester@cameronassoc.com
      o   or
      o   Alan Taylor Communications
      o   Mark Beal, 212-714-1280

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Source: PacificHealth Laboratories, Inc.